FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2018

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; November 7, 2018 -

Third Quarter Consolidated Results of Operations

Net income for the third quarter of 2018 was $2,224,000 or $.22 per share versus $25,391,000 or $2.52 per share in the same period last year. Loss from discontinued operations for the third quarter of 2018 was $78,000 or $.01 per share versus income from discontinued operations of $1,585,000 or $.16 per share in the same period last year. The third quarter of 2017 included a gain on remeasurement of investment of $60.2 million in the Company's Dock 79 real estate partnership as a result of the asset's stabilization and the ensuing change in control of the partnership for accounting purposes. This change in control brought with it this substantial and non-taxable gain. The gain is based on the difference between the carrying value and the fair value of all assets and liabilities in the partnership and is included in Income from continuing operations before income taxes. An affiliate of Blackstone Real Estate Group has the option to purchase the Company's last remaining warehouse property at 1502 Quarry Drive for $11.7 million if the current tenant fails to properly exercise its right of first refusal. The Company currently is seeking a court determination that the tenant has failed to exercise its right of first refusal.

Third Quarter Segment Operating Results

Asset Management Segment:
------------------------

Most of the Asset Management Segment was reclassified to discontinued operations leaving only three office buildings. Total revenues in this segment were $568,000, up $9,000 or 1.6%, over the same period last year. Operating profit was $242,000, up $20,000 compared to the same quarter last year.

Mining Royalty Lands Segment:
----------------------------

Total revenues in this segment were $2,125,000 versus $1,786,000 in the same period last year. Total operating profit in this segment was $1,933,000, an increase of $296,000 versus $1,637,000 in the same period last year.

Land Development and Construction Segment:
-----------------------------------------

The Land Development and Construction segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/ office buildings, and (ii) developing our non-income producing properties into income production.

With respect to ongoing projects:

   * We are fully engaged in the formal process of seeking PUD entitlements for our 118-acre tract in Hampstead, Maryland, now known as "Hampstead Overlook."
   * We began construction in the third quarter of last year on our joint venture with St. John Properties and expect to complete construction of the first phase of this project by the end of the year. This first phase will comprise four single-story buildings totaling 100,000 square feet of office and retail space.
   * We are the principal capital source of a residential development venture in Essexshire now known as "Hyde Park." We have committed up to $9.2 million in exchange for an interest rate of 10% and a preferred return of 20% after which a "waterfall" determines the split of proceeds. This project will hold 125 town homes and 4 single family lots and is currently in the entitlement process.
   * Last quarter, we began construction on a 94,350-square foot spec building at Hollander Business Park. This Class "A" facility will be our first building with a 32-foot clear and should come on line in the second quarter of 2019.
   * In April of this past quarter, we began construction on Phase II of our RiverFront on the Anacostia project, now known as "The Maren." We expect to deliver the building in the first half of 2020.
   * During this quarter, the Company signed a Letter of Intent on several contiguous parcels in Baltimore that we intend to develop into industrial real estate. The parcels total 300 acres and are capable of supporting
     1.8 million square feet of industrial product.
   * At the end of this quarter, the Company signed a Letter of Intent to enter into a joint venture agreement with MidAtlantic Realty Partners
     (MRP) for the development of the first phase of a multifamily, mixed-use development in northeast Washington, DC known as "Bryant Street." FRP plans to contribute to the joint venture $35 million in common equity and another $20-25 million in preferred equity.

RiverFront on the Anacostia Segment:
-----------------------------------

Average occupancy for the quarter was 95.8% and at the end of the third quarter, Dock 79 was 94.4% leased and 93.8% occupied. During the third quarter, 50.0% of expiring leases renewed with an average increase in rent of 2.62%. Dock 79 is a joint venture between the Company and MRP, in which FRP Holdings, Inc. is the majority partner with 66% ownership.

Nine Months Consolidated Results of Operations

Net income for first nine months of 2018 was $123,766,000 or $12.24 per share versus $28,547,000 or $2.84 per share in the same period last year. Income from discontinued operations for the first nine months of 2018 was $122,109,000 or $12.08 per share versus $4,969,000 or $.50 per share in the same period last year. The third quarter of 2017 included a gain on remeasurement of investment of $60.2 million in the Company's Dock 79 real estate partnership as a result of the asset's stabilization and the ensuing change in control of the partnership for accounting purposes. This change in control brought with it this substantial and non-taxable gain. The gain is based on the difference between the carrying value and the fair value of all assets and liabilities in the partnership and is included in Income from continuing operations before income taxes.

Total revenues were $16,370,000, up 57.6%, versus the same period last year, primarily because of the addition of rental revenues from Dock 79 when its results were consolidated starting in July 2017.

Nine Months Segment Operating Results

Asset Management Segment:
------------------------

Total revenues in this segment were $1,717,000, up $7,000 or .4%, over the same period last year. Operating profit of $637,000 was down $16,000 compared to the same quarter last year due primarily to an increase of $28,000 in corporate expense allocation.

Mining Royalty Lands Segment:
----------------------------

Total revenues in this segment were $5,952,000 versus $5,381,000 in the same period last year. Total operating profit in this segment was $5,340,000, an increase of $471,000 versus $4,869,000 in the same period last year.

RiverFront on the Anacostia Segment:
-----------------------------------
Average occupancy for the first nine months was 94.8% and at the end of the third quarter, Dock 79 was 94.4% leased and 93.8% occupied. Through the first nine months of the year, 56.1% of expiring leases renewed with an average increase in rent of 3.27%. Dock 79 is a joint venture between the Company and MRP, in which FRP Holdings, Inc. is the majority partner with 66% ownership.

Summary and Outlook

In light of all that happened last quarter, the last three months were bound to be quiet by comparison. They were not, however, uneventful. The proximity of Dock 79 to the site of the baseball's midsummer classic and its surrounding festivities generated tremendous business for our restaurant tenants. It also directly exposed the building to thousands of potential new tenants, as well as the more than eight million people who tuned in to see the game. Mining royalty revenue is up for the third straight quarter and more impressive is the fact that this is the most revenue this segment has generated through the first nine months of any year ever. We have a Letter of Intent on several contiguous parcels of land that we intend to develop into 300,000 square-foot warehouses. These parcels total over 300 acres and their purchase via a like-kind exchange will defer the payment of several million dollars of taxes. Perhaps most interestingly, as mentioned above, we have a Letter of Intent with MRP for the first phase of a development in northeast DC along the Metro. The development is in what is known as an "Opportunity Zone" and will defer and possibly reduce a significant tax liability for the Company. This will represent a very serious investment into what we and our partners believe is the ground floor of the next great area for development in our nation's capital. Finally, we are trying to remain good stewards of your proceeds from last quarter's asset sale. We have laddered out the bonds we purchased to a maximum of only two years in order to preserve liquidity and mitigate the opportunity cost of rising interest rates. More importantly, we are searching for ways that make sense to put your money to work - which is to say in investments where we feel we can add value or where there is still room to grow. That means partnering with people like MRP to find the next great neighborhood in DC or developing raw land in Baltimore for an underserved industrial asset class. It also means remaining patient until markets and asset prices cool off a bit. At the risk of repeating ourselves, it does us no good to sell at the top of the market if only to turn around and reinvest at the same peak. Again, we will not wait forever to return these proceeds to you whether in the form of new investments or as a dividend. However, we will be disciplined, and we will be patient before we make any decision regarding this money. It is too good an opportunity to squander.

Conference Call

The Company will also host a conference call on Wednesday, November 7, 2018 at 1:00 p.m. (EST). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-311-9406 (passcode 16794705) within the United States. International callers may dial 1-334-323-7224 (passcode 16794705). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp110718. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp110718.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 1-877-919-4059, international callers dial 1-334-323-0140. The passcode of the audio replay is 50154474. Replay options: "1" begins playback, "4" rewind
30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the Sale Transaction; levels of construction activity in the markets served by our mining properties, demand for flexible warehouse/office facilities in the Baltimore-Washington-Northern Virginia area demand for apartments in Washington D.C., our ability to obtain zoning and entitlements necessary for property development, the impact of lending and capital market conditions on our liquidity, our ability to finance projects or repay our debt, general real estate investment and development risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, the impact of restrictions imposed by our credit facility, the level and volatility of interest rates, environmental liabilities, inflation risks, cybersecurity risks, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) mining royalty land ownership and leasing, (ii) land acquisition, entitlement and development primarily for future warehouse/office or residential building construction, (iii) ownership, leasing, and management of a residential apartment building, and (iv) warehouse/office building ownership, leasing and management.

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                 (Unaudited)

                                THREE MONTHS ENDED       NINE MONTHS ENDED
                                   SEPTEMBER 30,           SEPTEMBER 30,
                                 2018       2017         2018       2017
                                ------     ------       ------     ------

Revenues:
  Rental revenue             $   3,440      3,102        9,937      4,609
  Mining Royalty and rents       2,102      1,763        5,885      5,311
  Revenue - reimbursements         200        170          548        469
                             ---------     ------      -------     ------
Total Revenues                   5,742      5,035       16,370     10,389

Cost of operations:
  Depreciation, depletion
    and amortization             1,821      2,804        6,350      3,303
  Operating expenses               983        875        2,951      1,312
  Environmental remediation
    recovery                      (465)         -         (465)         -
  Property taxes                   663        647        1,949      1,384
  Management company indirect      550        351        1,366        962
  Corporate expenses
    (Note 4 Related Party)         522        617        2,910      2,510
                             ---------     ------      -------     ------
Total cost of operations         4,074      5,294       15,061      9,471

Total operating profit (loss)    1,668       (259)       1,309        918

Interest income                  1,654          -        1,875          -
Interest expense                  (768)      (783)      (2,418)      (783)
Equity in loss of joint ventures   (13)       (12)         (36)    (1,589)
Gain on remeasurement of
  investment in real
  estate partnership                 -     60,196            -     60,196
Loss on investment land sold        (3)         -           (3)         -
                             ---------     ------      -------     ------

Income before income taxes       2,538     59,142          727     58,742
Provision for income taxes         508     15,543          269     15,371
                             ---------     ------      -------     ------
Income from continuing
  operations                     2,030     43,599          458     43,371

Income (loss) from
  discontinued operations, net     (78)      1,585      122,109      4,969
                             ---------     ------      -------     ------

Net income                       1,952     45,184      122,567     48,340
Gain (loss) attributable
  to noncontrolling interest      (272)    19,793       (1,199)    19,793
                             ---------     ------      -------     ------
Net income attributable
  to the Company             $   2,224     25,391      123,766     28,547
                             =========     ======      =======     ======

Earnings per common share:
  Income (loss) from
  continuing operations-
    Basic                    $    0.20       4.36         0.05       4.35
    Diluted                  $    0.20       4.33         0.05       4.32
  Discontinued operations-
    Basic                    $   (0.01)      0.16        12.17       0.50
    Diluted                  $   (0.01)      0.16        12.08       0.50
  Net income attributable
  to the Company-
    Basic                    $    0.22       2.54        12.33       2.86
    Diluted                  $    0.22       2.52        12.24       2.84

Number of shares (in
thousands) used in computing:
  -basic earnings
   per common share             10,062     10,004       10,037      9,967
  -diluted earnings
   per common share             10,135     10,066       10,110     10,035

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------
                         CONSOLIDATED BALANCE SHEETS
(Unaudited)           (In thousands, except share data)

                                               September 30     December 31
                                                   2018            2017
                                               ------------    ------------

Assets:
Real estate investments at cost:
Land                                           $     83,721          87,235
Buildings and improvements                          146,632         147,670
Projects under construction                           6,131           1,764
                                               ------------    ------------
Total investments in properties                     236,484         236,669
Less accumulated depreciation and depletion          29,772          26,755
                                               ------------    ------------
Net investments in properties                       206,712         209,914
                                               ------------    ------------

Real estate held for investment, at cost              7,176           7,176
Investments in joint ventures                        25,090          13,406
                                               ------------    ------------
Net real estate investments                         238,978         230,496
                                               ------------    ------------

Cash and cash equivalents                            34,782           4,524
Cash held in escrow                                  34,270             333
Accounts receivable, net                                738             615
Investments available for sale                      191,288               -
Federal and state income taxes receivable             2,022           2,962
Unrealized rents                                        594             223
Deferred costs                                          942           2,708
Other assets                                            451             179
Assets of discontinued operations                     3,194         176,694
                                               ------------    ------------
Total assets                                   $    507,259         418,734
                                               ============    ============

Liabilities:
Secured notes payable, current portion         $          -             125
Secured notes payable, less current portion          88,755          90,029
Accounts payable and accrued liabilities              2,829           2,081
Environmental remediation liability                     100           2,037
Federal and state income taxes payable                    -               -
Deferred revenue                                         32             107
Deferred income taxes                                23,795          25,982
Deferred compensation                                 1,452           1,457
Tenant security deposits                                 53              54
Liabilities of discontinued operations                1,872          32,280
                                               ------------    ------------
Total liabilities                                   118,888         154,152
                                               ============    ============

Commitments and contingencies (Note 8)

Equity:
Common stock, $.10 par value
 25,000,000 shares authorized,
 10,076 524 and 10,014,667 shares issued
 and outstanding, respectively                        1,008           1,001
Capital in excess of par value                       58,030          55,636
Retained earnings                                   310,620         186,855
Accumulated other comprehensive
  income (loss), net                                   (375)             38
                                               ------------    ------------
     Total shareholders' equity                     369,283         243,530
Noncontrolling interest MRP                          19,088          21,052
                                               ------------    ------------
     Total equity                                   388,371         264,582
                                               ------------    ------------
Total liabilities and shareholders' equity     $    507,259         418,734
                                               ============    ============

Asset Management Segment:
------------------------
                                               Three months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2018       %        2017       %       Change      %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $    544     95.8%        538     96.2%          6      1.1%
Revenue-reimbursements                           24      4.2%         21      3.8%          3     14.3%
                                           --------   -------   --------   -------   --------   -------
Total revenue                                   568    100.0%        559    100.0%          9      1.6%

Depreciation, depletion and amortization        145     25.5%        125     22.4%         20     16.0%
Operating expenses                              106     18.7%        119     21.3%        (13)   -10.9%
Property taxes                                   43      7.6%         38      6.8%          5     13.2%
Management company indirect                      (2)     -.4%         28      5.0%        (30)  -107.1%
Corporate expense                                34      6.0%         27      4.8%          7     25.9%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                              326     57.4%        337     60.3%        (11)    -3.3%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $    242     42.6%        222     39.7%         20      9.0%
                                           ========   =======   ========   =======   ========   =======

Mining Royalty Lands Segment:
----------------------------
                                               Three months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  2,102     98.9%      1,763     98.7%
Revenue-reimbursements                           23      1.1%         23      1.3%
                                           --------   -------   --------   -------

Total revenue                                 2,125    100.0%      1,786    100.0%

Depreciation, depletion and amortization         55      2.6%         17       .9%
Operating expenses                               48      2.2%         43      2.4%
Property taxes                                   61      2.9%         59      3.3%
Corporate expense                                28      1.3%         30      1.7%
                                           --------   -------   --------   -------

Cost of operations                              192      9.0%        149      8.3%
                                           --------   -------   --------   -------

Operating profit                           $  1,933     91.0%      1,637     91.7%
                                           ========   =======   ========   =======


Land Development and Construction Segment:
-----------------------------------------
                                               Three months ended September 30
                                           --------------------------------------
(dollars in thousands)                       2018           2017          Change
                                           --------       --------       --------
Rental revenue                             $    214            207              7
Revenue-reimbursements                          116            116              -
                                           --------       --------       --------

Total revenue                                   330            323              7

Depreciation, depletion and amortization         57             98            (41)
Operating expenses                              143             52             91
Environmental remediation recovery             (465)             -           (465)
Property taxes                                  269            282            (13)
Management company indirect                     465            281            184
Corporate expense                               408            210            198
                                           --------       --------       --------

Cost of operations                              877            923            (46)
                                           --------       --------       --------

Operating loss                             $   (547)          (600)            53
                                           ========       ========       ========

Dock 79 Segment:
---------------
                                               Three months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %
                                           --------   -------   --------   -------
Rental revenue                             $  2,682     98.6%      2,357     99.6%
Revenue-reimbursements                           37      1.4%         10       .4%
                                           --------   -------   --------   -------

Total revenue                                 2,719    100.0%      2,367    100.0%

Depreciation and amortization                 1,564     57.5%      2,564    108.3%
Operating expenses                              686     25.2%        661     27.9%
Property taxes                                  290     10.7%        268     11.3%
Management company indirect                      87      3.2%         42      1.8%
Corporate expense                                52      1.9%         27      1.2%
                                           --------   -------   --------   -------

Cost of operations                            2,679     98.5%      3,562    150.5%
                                           --------   -------   --------   -------

Operating profit                           $     40      1.5%   $ (1,195)   -50.5%
                                           ========   =======   ========   =======


Asset Management Segment:
------------------------
                                                Nine months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Rental revenue                             $  1,643     95.7%      1,651     96.5%         (8)    -0.5%
Revenue-reimbursements                           74      4.3%         59      3.5%         15     25.4%
                                           --------   -------   --------   -------   --------   -------

Total revenue                                 1,717    100.0%      1,710    100.0%          7      0.4%

Depreciation, depletion and amortization        405     23.6%        385     22.5%         20      5.2%
Operating expenses                              335     19.5%        371     21.7%        (36)    -9.7%
Property taxes                                  122      7.1%        109      6.4%         13     11.9%
Management company indirect                      72      4.2%         74      4.3%         (2)    -2.7%
Corporate expense                               146      8.5%        118      6.9%         28     23.7%
                                           --------   -------   --------   -------   --------   -------

Cost of operations                            1,080     62.9%      1,057     61.8%         23      2.2%
                                           --------   -------   --------   -------   --------   -------

Operating profit                           $    637     37.1%        653     38.2%        (16)    -2.5%
                                           ========   =======   ========   =======   ========   =======

Mining Royalty Lands Segment:
----------------------------
                                                Nine months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %
                                           --------   -------   --------   -------
Mining Royalty and rents                   $  5,885     98.9%      5,311     98.7%
Revenue-reimbursements                           67      1.1%         70      1.3%
                                           --------   -------   --------   -------

Total revenue                                 5,952    100.0%      5,381    100.0%

Depreciation, depletion and amortization        145      2.4%         91      1.7%
Operating expenses                              128      2.2%        121      2.2%
Property taxes                                  182      3.1%        176      3.3%
Corporate expense                               157      2.6%        124      2.3%
                                           --------   -------   --------   -------

Cost of operations                              612     10.3%        512      9.5%
                                           --------   -------   --------   -------

Operating profit                           $  5,340     89.7%      4,869     90.5%
                                           ========   =======   ========   =======



Land Development and Construction Segment:
-----------------------------------------
                                                Nine months ended September30
                                           --------------------------------------
(dollars in thousands)                       2018           2017          Change
                                           --------       --------       --------
Rental revenue                             $    609            601              8
Revenue-reimbursements                          335            330              5
                                           --------       --------       --------

Total revenue                                   944            931             13

Depreciation, depletion and amortization        171            263            (92)
Operating expenses                              618            159            459
Environmental remediation recovery             (465)             -           (465)
Property taxes                                  768            831            (63)
Management company indirect                     998            846            152
Corporate expense                             1,110            935            175
                                           --------       --------       --------

Cost of operations                            3,200          3,034            166
                                           --------       -------        --------

Operating loss                             $ (2,256)        (2,103)          (153)
                                           ========       ========       ========

Dock 79 Segment:
---------------
                                                Nine months ended September 30
                                           ---------------------------------------
(dollars in thousands)                       2018        %        2017        %
                                           --------   -------   --------   -------
Rental revenue                             $  7,685     99.1%      2,357     99.6%
Revenue-reimbursements                           72      0.9%         10       .4%
                                           --------   -------   --------   -------

Total revenue                                 7,757    100.0%      2,367    100.0%

Depreciation and amortization                 5,629     72.6%      2,564    108.3%
Operating expenses                            1,870     24.1%        661     27.9%
Property taxes                                  877     11.3%        268     11.3%
Management company indirect                     296      3.8%         42      1.8%
Corporate expense                               289      3.7%         27      1.2%
                                           --------   -------   --------   -------

Cost of operations                            8,961    115.5%      3,562    150.5%
                                           --------   -------   --------   -------

Operating profit                           $ (1,204)   -15.5%   $ (1,195)   -50.5%
                                           ========   =======   ========   =======


                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                           DISCONTINUED OPERATIONS
                   (In thousands except per share amounts)
                                 (Unaudited)

                                THREE MONTHS ENDED       NINE MONTHS ENDED
                                   SEPTEMBER 30,           SEPTEMBER 30,
                                 2018       2017         2018       2017
                                ------     ------       ------     ------

Revenues:
  Rental revenue             $     190      5,636        9,602     16,634
Revenue - reimbursements            29      1,383        2,274      3,713
                             ---------     ------      -------     ------
Total Revenues                     219      7,019       11,876     20,347

Cost of operations:
  Depreciation, depletion
    and amortization                29      1,965        3,131      5,727
  Operating expenses                52      1,004        1,694      2,570
  Property taxes                    19        754        1,266      2,208
  Management company indirect      370        209        1,360        542
  Corporate expenses                56          -        1,458          -
                             ---------     ------      -------     ------
Total cost of operations           526      3,932        8,909     11,047

Total operating profit (loss)     (307)     3,087        2,967      9,300

Interest expense                     -       (468)        (587)    (1,087)
Gain on sale of buildings          200          -      165,007          -
                             ---------     ------      -------     ------

Income (loss) before
  income taxes                    (107)     2,619      167,387      8,213
Provision for (benefit
  from) income taxes               (29)     1,034       45,278      3,244
                             ---------     ------      -------     ------

Income (loss) from
  discontinued operations    $     (78)     1,585      122,109      4,969
                             =========     ======      =======     ======

Earnings per common share:
  Income (loss) from
  discontinued operations-
    Basic                    $   (0.01)      0.16        12.17       0.50
    Diluted                  $   (0.01)      0.16        12.08       0.50

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